EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into on this 1st day of September, 2004 ("Commencement Date"),

BY AND BETWEEN                      SendTec, Inc.,
                                    a Florida corporation,
                                    hereinafter referred to as the "Company",

AND                                 Paul Soltoff
                                    a resident of the State of Florida,
                                    hereinafter referred to as "Executive".

      1. Appointment, Title and Duties. Company hereby employs Executive to serve as its Chief Executive Officer. In such capacity, Executive shall report to each of the President and Chief Executive Officer of the Company's parent corporation, theglobe.com, inc., a Delaware corporation ("theglobe"). Executive shall have such powers, duties and responsibilities hereinafter assigned to Executive from time to time by the Board of Directors of theglobe or any of his supervisory officers. As the Company's Chief Executive Officer, Executive shall be responsible for the Company's overall strategic direction, as well as the development of innovative marketing methodologies to expand the core marketing and advertising services offered by the Company's three operating divisions.

      2. Term of Agreement. This Agreement shall commence on the Commencement Date and shall terminate upon the earlier of: (i) five (5) years from the date of this Agreement; provided, however, that this Agreement shall automatically renew for a period of one (1) year on the fifth anniversary of the Commencement Date unless either party provides the other with forty-five (45) written notice of its intention not to renew this Agreement, (ii) the date of the voluntary resignation of Executive by delivery of written notice to Company upon at least thirty (30) days prior written notice, (iii) the date of Executive's death or determination of Executive's Disability (as defined in Paragraph 5 below), or
(iv) the date of delivery of written notice by the Company to Executive that this Agreement is being terminated by the Company, subject to the fulfillment by Company of its obligations pursuant to Paragraph 6 herein.

      3. Acceptance of Position. Executive hereby accepts the position of Chief Executive Officer of Company and agrees that, during the term of this Agreement, he will faithfully perform his duties and will devote his full time to the business and affairs of Company and will not engage, for his own account or for the account of any other person or entity, in any other business or enterprise, except with the express written approval of the President or Chief Executive Officer of theglobe. Executive agrees to perform his duties faithfully, diligently and to the best of his ability, to use his best efforts to advance the best interests of the Company and theglobe at all times, and to abide by all moral, ethical and lawful policies, guidelines, procedures, instructions and orders given to him by the Company or theglobe from time to time.

      4. Salary and Benefits. During the term of this Agreement:

            a. The Company shall pay to Executive a base salary of Three Hundred Thousand Dollars ($300,000.00) per annum (the "Initial Base Salary"), paid in approximately equal semi-monthly installments in accordance with the regular payroll practices of Company. In addition, Executive may receive a cash bonus determined at the discretion of the Board of Directors of the Company. The Company agrees to annually review and consider changes to such base salary and/or bonus compensation, provided that the base salary cannot be reduced below the Initial Base Salary. The Company shall deduct from Executive's compensation and bonus (including with respect to any applicable Severance payments), if any, all applicable local, state, Federal or foreign taxes.

            b. Executive shall participate in all retirement, Company-paid insurance, sick leave, expense reimbursement and other benefit programs which theglobe shall make generally available to its senior executives from time to time. The Company shall pay all insurance premiums for Executive (and his spouse and dependents) consistent with theglobe's historical practice for its senior executives. The Company shall at all times provide to Executive (and his spouse and dependents to the extent provided under the applicable plans or programs) the same type and levels of participation and benefits as are being provided to senior executives of theglobe (and their spouses and dependents to the extent provided under the applicable plans or programs) on the date of this Agreement (subject to modifications affecting all senior executive officers of theglobe)


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

            c. Executive shall be entitled to vacation time in an amount of not less than four (4) weeks per year in accordance with Company policy for senior officers of theglobe. In addition to vacation, Executive shall be entitled to sick days and personal days in accordance with Company policy for senior officers of theglobe. Executive acknowledges that such policies do not provide for any accrual of vacation, sick or personal days from year to year.

      5. Certain Terms Defined. For purposes of this Agreement:

            a. "Affiliate" means, with respect to any Person: (i) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such other Person (other than passive or institutional investors); (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; and (iv) any officer, director or partner of such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

            b. The term "Disabled" shall mean shall mean that Executive is, for a period of three consecutive months or six months in any 12-month period, incapable of substantially fulfilling, with or without reasonable accommodation, the duties set forth in this Agreement or hereafter assigned to him because of physical, mental or emotional incapacity resulting from injury, sickness or disease as determined by a licensed physician mutually agreeable to the Company and the Employee (each, a "Disability").


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

            c. A termination of Executive's employment by the Company shall be deemed to be "For Cause" if it is based upon (i) an act of fraud or embezzlement against the Company or theglobe or acceptance of a bribe or kickback; (ii) repeated absenteeism (other than as a result of a Disability) which is not rectified to the reasonable satisfaction of the Board of Directors of the Company within ten (10) days after written notice to Executive of such absenteeism; (iii) any material or intentional breach of Executive's obligations under any of the provisions of Sections 7 through 11 of this Agreement; or (iv) the conviction or a plea of nolo contendere, by Executive of a felony or of a crime involving fraud, dishonesty, violence or moral turpitude.

            d. A resignation by Executive shall not be deemed to be voluntary, and shall be deemed to be a resignation for "Good Reason" if it is based upon
(i) a material breach by the Company of the Company's obligations to Executive under this Agreement, which breach is not cured to Executive's reasonable satisfaction within ten (10) days after written notification to the Company describing in reasonable detail such breach and stating that such notice is being delivered pursuant to this Agreement, (ii) a reduction in Executive's base salary to an amount below the Initial Base Salary, (iii) a material reduction in Executive's benefits (except consistent with a general reduction of such benefits to executives of theglobe as a whole), as set forth in Paragraph 4,
(iv) an ongoing material and substantial diminution in the duties of Executive not consistent with that of an officer with his position and duties, (v) relocation of Executive's principal office, without his consent, to a location more than 25 miles from the Company's headquarters on the date of this Agreement, or (vi) neither Michael S. Egan nor Edward A. Cespedes is serving as an executive officer of theglobe.

            e. "SendTec Acquisition" shall mean the transaction by which theglobe's wholly-owned subsidiary, SendTec Acquisition Corp (and subsequently renamed "SendTec, Inc.") merged with and into SendTec, Inc.

      6. Certain Benefits and Obligations Upon Termination. In the event that Executive's employment under this Agreement terminates because: (i) the Company has terminated Executive other than (x) "For Cause," as described above, or (y) by written notice of its intention not to renew this Agreement, or (ii) Executive has voluntarily resigned for "Good Reason," as described above, then:

            a. The Company shall pay Executive his base salary for a period of two (2) years from the date of such termination;

            b. The Company shall pay all cost and expenses associated with continuing all of Executive's then current insurance coverages and related benefits (or the costs thereof under COBRA) for a period of one (1) year from the date of such termination; and

            c. The Company shall pay all accrued but unpaid or unused vacation, sick pay and unpaid expense reimbursements within thirty (30) days following the termination of Executive's employment (collectively with (a) and (b), "Severance Pay").


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

      In the event that Executive's employment terminates because: (i) the Company has terminated Executive "For Cause," as described above, (ii) Executive has voluntarily resigned other than for "Good Reason," (iii) Executive dies or becomes Disabled, or (iv) the term of the Agreement has expired or either party has elected not to extend the employment period, then in all of such cases the Company shall have no further financial obligations to Executive except for payment of all accrued but unpaid or unused vacation, sick pay and expense reimbursement, which shall be calculated and paid within thirty (30) days following the termination of Executive's employment.

      7. Confidentiality. Executive hereby acknowledges his understanding that as a result of his employment by Company, he will have (and with respect to SendTec, Inc. before the SendTec Acquisition, has had) access to, and possession of, valuable and important confidential or proprietary data, information, ideas, concepts, designs, devices, lists, compilations, formulas, source code and/or subject code, copyrights, trademarks, patents, patent applications, patent designs, protocols, procedures, development technical information, know-how, show-how, marketing activity procedures, patterns, models, private or secret processes, data and trade secrets that relate to the Company, theglobe and either of their respective affiliates and/or subsidiaries (collectively, the "Company Entities"), as well as its and their respective operations and future plans, businesses, products, methods, services, technologies, business records, plans, inventions ideas, customers, suppliers, agreements, finances or any other aspect of the Company Entities (hereinafter referred to as "Confidential Information"). Executive hereby agrees that he will not, either during the term of his employment with the Company, or at any time after the term of his employment with the Company, divulge or communicate to any person or entity, or direct any employee or agent of any Company Entity to divulge or communicate to any person or entity, or use to the detriment of any Company Entity or for the benefit of any other person or entity, or make or remove any copies of, such Confidential Information or proprietary data or information, whether or not marked or otherwise identified as confidential or secret. Upon any termination of this Agreement for any reason whatsoever, Executive shall surrender to the Company any and all Confidential Information, including but not limited to files, sketches, memoranda, notes, drawings, models, prototypes, records, reports, lists, photographs, plans, maps, surveys, pricing structures, customer lists, specifications, accountings, papers or other documents made by or compiled by or made available to Executive, during the course of employment with the Company, and any and all copies thereof and all manuals, print-outs, discs, diskettes, tapes, cassettes or any other media or hard-copy representation used therefor, both masters and duplicates, whether or not they contain Confidential Information and any and all other materials relating to the Company or any of its business that Executive has in his possession, whether or not such material was created or compiled by Executive. Executive acknowledges that all such Confidential Information is solely the property of the Company Entities, regardless of where such Confidential Information is located or stored, and that Executive has no right, title or interest in or to such materials. Notwithstanding anything to the contrary set forth above in this Paragraph 7, the provisions of this Paragraph 7 shall not apply to information which: (i) is or becomes generally available to the public other than as a result of disclosure by Executive, (ii) is required to be disclosed by law or by regulatory or judicial process (after provision of adequate notice to the Company to enable it to seek confidential treatment of any such Information subject to such disclosure), or (iii) is or becomes available to Executive on a non-confidential basis from a source other than any member of the Company Entities or any of their directors, officers, employees, or agents and the disclosure of which was not a breach of any obligation of confidentiality.


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

      8. Work Product. Executive hereby acknowledges and understands that, as a result of his employment with Company, he will participate (and with respect to SendTec, Inc. before the SendTec Acquisition, has participated) in the development of, have access to and possession of valuable and important Work Product of the Company. For the purposes of this Agreement, the term "Work Product" shall mean anything that is invented or created by Executive, alone or with others, during Executive's employment by Company that was either conceived using any of the Company Entities' resources or is reasonably related to the business of any of the Company Entities (including prior to the date of this Agreement), including, without limitation, all ideas, designs, Inventions, discoveries, formulae, processes, techniques, know-how, data, developments, writings, improvements, arrangements, code, graphics, models and prototypes. Work Product shall also be considered Confidential Information for purposes of this Agreement. With respect to Work Product, Executive agrees to the following:

            a. All Work Product is the sole and exclusive property of the Company; and Executive hereby relinquishes all rights, title and interest thereto;

            b. Executive agrees to disclose promptly to the Company or any persons designated by the Company all Work Product conceived or reduced to practice, alone or jointly with others, pertaining to any of the Company Entities businesses or resulting from tasks assigned by the Company, during the period of employment. Executive will maintain adequate and current written records of all Work Product during the term of employment. These records will be available to and will remain the sole property of the Company at all times;

            c. Upon termination of Executive's employment with the Company, regardless of the reason for termination, or at anytime upon the Company's request, Executive will relinquish to the Company all originals and copies, however made, stored or recorded, of the Work Product and of Confidential Information, pertaining to the Work Product;

            d. To the extent that any of the Work Product is capable of protection by copyright or patent, Executive acknowledges that it is created within the scope of Executive's employment and is a work made for hire. To the extent that any such material may not be a work made for hire, Executive hereby assigns to the Company all right, title and interest in such material;

            e. To the extent that any of the Work Product is an invention, Executive hereby assigns to the Company all right, title and interest in such invention.

            f. To the extent that any of the Work Product is neither capable of copyright or patent protection nor an invention, Executive hereby assigns to the Company all rights in such Work Product; and

            g. Executive agrees to execute any documents or provide assistance at any time reasonably requested by the Company in connection with the registration of copyright, the assignment or securing of patent protection for any invention or other perfection or protection of the Company's ownership of the Work Product.


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

      9. Inventions. Executive understands and agrees that, as a result of his employment by the Company, he may participate (and with respect to SendTec, Inc. before the SendTec Acquisition, has participated), directly or indirectly materially or incidentally in the development of Inventions. For purposes of this Agreement the term "Inventions" shall mean those discoveries, any and all inventions, procedures, innovations, system, programs, techniques, processes, information, modifications, industrial designs, developments, designs, improvements or ideas conceived by Executive, alone or with others, during Executive's employment by the Company through the use of any of the Company Entities' resources, including prior to the date of this Agreement, that is reasonably related to the business of any of the Company Entities. "Inventions" does not include discoveries, developments, designs, improvements and/or ideas which Executive can document were conceived prior to the execution of this Agreement; provided, however, in no event shall Executive assert any rights or ownership relating to any Inventions which were used in whole or in part by SendTec Inc. prior to the SendTec Acquisition) (which Inventions, Executive acknowledges to be owned by the Company). Inventions shall also be considered Confidential Information for purposes of this Agreement. With respect to Inventions, Executive agrees to the following:

            a. Executive shall promptly execute instruments, if any, considered necessary by the Company to convey or perfect the Company's ownership in any United States or foreign patents or patent applications, including any continuations, continuations-in-part, divisions and reissues thereof and any copyright applications therefor; and Executive agrees he shall assist the Company in obtaining, defending and enforcing its rights therein. The Company shall pay all reasonable expenses incurred in connection therewith, including Executive's costs and expenses. In the event Executive is no longer employed by the Company, he will be paid daily compensation for his time spent in connection therewith at the rate in effect when he left Company's employ or at a daily rate determined by dividing his taxable income from the Company (exclusive of any stock or equity based compensation or income) for the prior calendar year by 275 days, whichever rate is greater;

            b. All Inventions shall be the property of the Company, whether or not the Company seeks patent or copyright protection therefor, to the extent such Inventions are not deemed in the public domain, according to intellectual property law, unless such Inventions become part of the public domain due to the breach by Executive of his obligations under this Agreement;

            c. During and after Executive's employment with the Company, Executive shall assign, and Executive does hereby assign, to the Company all of Executive's rights, title and interest to such Inventions and to applications for letters patent and to letters patent granted upon such Inventions, whether in the United States or in a foreign country;

            d. During and after Executive's employment with the Company, Executive shall execute and deliver promptly to the Company (without charge to it, but at its expense) such written instruments and shall do such other acts as may be necessary or desirable in the reasonable opinion of the Company to obtain and maintain letters patent granted upon Inventions and to vest the entire right and title thereto in the Company or any of the Company Entities;


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

            e. In the event that any invention is disclosed or made the subject of a patent application filed by Executive within one year after Executive leaves the employ of the Company, Executive will promptly disclose same to the Company; and if such investor is reasonably related to the business of any of the Company Entities then such invention shall be conclusively presumed to have been conceived or to have resulted form developments made during the period of Executive's employment by the Company and Executive agrees that any such Inventions will belong to the Company.

      10. Covenant Not to Compete. Executive agrees that he could not engage in a competitive business to the Company or any of the Company Entities, without causing significant injury to the Company's (or such Company Entities') legitimate business interests, including, without limitation, the Company's interests in (i) protecting its trade secrets and other Confidential Information and (ii) preserving its relationships with its existing and prospective customers, suppliers and other business relationships. Executive further agrees that the Company will provide him with extraordinary and specialized training with regard to the conduct of its businesses, beyond the training, if any, that he possessed prior to commencing his employment with the Company. Executive further agrees that the extraordinary and specialized training that the Company will provide him with has contributed and will contribute to the Company's goodwill with its existing and prospective customers, suppliers and other business relationships. For and in consideration of this Agreement, and the consummation of the SendTec Acquisition, Executive agrees that, during the Restriction Period (as defined below), he will not, directly or indirectly, own, control, participate in the ownership of, manager or control, have a proprietary interest in, be employed by or serve as a consultant or independent contractor to, or in any other capacity for, or establish any business relationship with, any firm, individual, partnership, joint venture, corporation, limited liability company or other entity whatsoever, of whatever nature, which shall in any means or manner be engaged in whole or in part, in the business of providing online or offline direct response advertising agency services or voice over-the-internet related services; provided, however, than nothing in this Agreement shall restrict or prohibit Executive from receiving commissions through Soltoff Direct Corporation from business already in place. The "Restriction Period" means the period during the term of this Agreement and while Executive is otherwise employed by Company and until either:

            a. In the event that (i) the Company has terminated Executive other than "For Cause", (ii) Executive has voluntarily resigned for "Good Reason", or
(iii) Executive's employment is terminated because this Agreement is not renewed (other than at the election of the Executive), then the later of (y) eighteen
(18) months following such termination and (z) four (4) years from the closing date of the SendTec Acquisition; provided, however, that if the Company breaches an obligation to pay Severance Pay, subclause 10.a.(y) above (relating to the 18 month period following termination of Executive's employment) shall not apply and subclause 10.a.(z) above shall be reduced from four (4) years to one (1) year from the closing date of the SendTec Acquisition, and further provided that nothing in the preceding proviso shall relieve the Company of its obligation, if any, to pay Severance Pay; or

            b. In the event that (i) the Company has terminated Executive "For Cause", (ii) Executive has voluntarily resigned without "Good Reason", or (iii) Executive's employment is terminated because this Agreement is not renewed at the election of the Executive, then the later of (y) two (2) years following such termination and (z) four (4) years from the closing date of the SendTec Acquisition.


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

      11. Non-Solicitation. By the execution hereof, Executive agrees that, during the term of this Agreement and while Executive is otherwise employed by the Company and until expiration of the Restriction Period, he will not solicit or encourage employees, customers or clients away from any of the Company Entities.

      12. Acknowledgements Relating to Restrictive Covenants. Executive acknowledges and agrees that, but for the provisions of Sections 7 through 11, the Company would not have agreed to enter into this Agreement and theglobe would not have engaged in the SendTec Acquisition. Executive further acknowledges and agrees that as a former shareholder of SendTec, Inc. (prior to consummation of the SendTec Acquisition), Executive derived substantial economic benefits from the SendTec Acquisition. Executive agrees that the provisions of Paragraphs 7 through 11 are intended for the benefit of the Company, theglobe, Michael Egan and Edward Cespedes and each of their respective successors and assigns, and further, that such Paragraphs may be enforced by any successor or assignee of any of the Company, theglobe, Michael Egan and/or Edward Cespedes.

      13. Injunction. Executive agrees that any breach of the covenants or agreements contained in Paragraphs 7 through 11 shall cause irreparable injury to the Company and its affiliates for which there is and shall be no adequate remedy at law. Accordingly, Executive hereby consents to the issuance by any court of competent jurisdiction of injunctions, both temporary and permanent, in favor of the Company enjoining any such breach or violation of the covenants or agreements contained herein; provided, that no request for or receipt of any such injunction by the Company shall be considered an election of remedies or waiver of any right to assert any other remedies the Company may have against Executive, either at law or in equity.

      14. Attorneys' Fees. In the event that any action or proceeding is brought to enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

      15. Effect of Agreement; Non-Limitation. This Agreement shall not be construed to limit in anyway shop rights or common law or contractual rights of the Company or any of the Company Entities in or to any discoveries, designs, developments, inventions, improvements and innovations, whether patentable or not relating to all Work Product, data and records, pertaining in and to any Confidential Information, which the Company has or may have by virtue of Executive's employment and which is or may be useful in connection with the Company's or any Company Entities' business.

      16.   Termination  of  Employment;   Information.   Upon   termination  of
Executive's employment with the Company and for one (1) year thereafter, Executive shall advise Company of the name and address of the Executive's future employer.

      17. Publication of Agreement. The Company may notify anyone employing Executive or evidencing an intention to employ Executive as to the existence and provisions of this Agreement. The Company may also disclose this Agreement or any of its terms as it may deem, upon advice of counsel, to be required or prudent under state or federal securities laws.


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

      18. Notices. All notices and other communications provided to either party hereto under this Agreement shall be in writing and delivered by hand delivery, overnight courier service or certified mail, return receipt requested to the party being notified at said party's address set forth adjacent to said party's signature on this Agreement, or at such other address as may be designated by a party in a notice to the other party given in accordance with this Agreement. Notices given by hand delivery or overnight courier service shall be deemed received on the date of delivery shown on the courier's delivery receipt or log. Notices given by certified mail shall be deemed received three (3) days after deposit in the U.S. Mail.

      19. Construction. In construing this Agreement, if any portion of this Agreement shall be found to be invalid or unenforceable, the remaining terms and provisions of this Agreement shall be given effect to the maximum extent permitted without considering the void, invalid or unenforceable provision. Without limiting the generality of the foregoing, to the extent that any provision contained in Paragraphs 7 through 11 hereof is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited and/or length of time, but could be enforceable by reducing any or all thereof, Executive and the Company agree that the same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdictions in which enforcement is sought. In construing this Agreement, the singular shall include the plural, the masculine shall include the feminine and neuter genders, as appropriate, and no meaning or effect shall be given to the captions of the paragraphs in this Agreement, which are inserted for convenience of reference only.

      20. Choice of Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of Florida without resort to choice of law principles.

      21. Amendments. No amendment or modification of, or addendum to, this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced.

      22. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that Executive shall not be entitled to assign his interest in this Agreement (except for an assignment by operation of law to his estate), or any portion hereof, or any rights hereunder, to any party. Any attempted assignment by Executive in violation of this Paragraph 22 shall be null, void ab initio and of no effect of any kind or nature whatsoever.

      23. Survival. The provisions contained in Paragraphs 7 through 11 hereof shall survive the termination of this Agreement.

      24. Third Party Beneficiaries. In addition to enforcement by the Company, this Agreement, including but not limited to Paragraphs 7 through 11, may be, at the option of any third party beneficiary, enforced by theglobe, Michael Egan and/or Edward Cespedes, each of whom are specifically third party beneficiaries of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above to be effective as of the date specified in the preamble of this Agreement.

                                 SendTec, Inc.

                                 By: /s/ Eric Obeck
                                     -------------------------------------------

                                 Name: Eric Obeck
                                       -----------------------------------------

                                 Title: President
                                        ----------------------------------------

                                 "Executive"

                                 /s/ Paul Soltoff
                                 -----------------------------------------------
                                 Paul Soltoff


                                       11